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                          SOUTHWALL TECHNOLOGIES INC.


                                  EXHIBIT 21
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              LIST OF SUBSIDIARIES OF SOUTHWALL TECHNOLOGIES INC.
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 Name                               State or other Jurisdiction of Incorporation
 ----                               --------------------------------------------

Southwall Worldwide Glass Inc.                     California

Southwall-Sunflex, Inc.                            California





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